EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-00949) of Terex Corporation of our report dated June 24, 1998 appearing on page 1 of this Form 11-K.


Price Waterhouse LLP
Stamford, CT
June 24, 1998